UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 25, 2008

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008, WD-40 Company (the “Company”) entered into an Agreement for Termination of Supplemental Retirement Benefit Plan (the “SERP Termination Agreement”) with each of the following six executive officers (the “Executive Officers”):

Garry O. Ridge, Chief Executive Officer

Michael J. Irwin, Chief Financial Officer

Michael L. Freeman, Division President—The Americas

Geoffrey J. Holdsworth, Managing Director Asia/Pacific

Graham P. Milner, Executive Vice President—Global Development

William B. Noble, Managing Director—Europe

The SERP Termination Agreements provide for the termination of existing Supplemental Retirement Benefit Plan agreements (the “SERP Agreements”) between the Company and the Executive Officers. In exchange for termination of the SERP Agreements, on March 25, 2008 the Compensation Committee of the Board of Directors of the Company (the “Committee”) awarded Restricted Stock Units (“RSUs”) to each of the Executive Officers pursuant to the Company’s 2007 Stock Incentive Plan.

The SERP Agreements provided for payment of a retirement benefit to the Executive Officer upon retirement from the Company on or after reaching age sixty-five (65). The annual retirement benefit under the SERP Agreements was to be equal to twenty-five percent (25%) of the Executive Officer’s then current annual salary payable in quarterly installments over a period of fifteen (15) years.

As disclosed in the Company’s Proxy Statement for the annual meeting of stockholders on December 11, 2007, the Committee evaluated the terms and conditions of the SERP Agreements to determine whether an alternative form of benefit would provide a greater mutual benefit to the Company and the Executive Officers. On the recommendation of the Committee, the Board of Directors of the Company approved an offer to the Executive Officers for the grant of RSUs in exchange for their agreement to release the Company from its obligations under the SERP Agreements.

With the exception of Mr. Ridge, each of the Executive Officers received an award of 3,971 RSUs having a value of $135,000.00 on the date of grant based on the closing price of the Company’s common stock on March 25, 2008 in the amount of $33.99 per share. Mr. Ridge received an award of 5,884 RSUs having a value of $200,000.00 on the date of grant. All of the RSUs awarded have the same terms and conditions. The RSUs will vest over a period of three years in equal installments as of the anniversary date of the date of grant. Vested RSUs will be settled in shares of the Company’s common stock solely upon termination of the Executive Officer’s employment. Both vested and unvested RSUs include the right to receive dividend equivalent payments in an amount equal to the dividends declared with respect to the Company’s common stock for each RSU. Such dividend equivalent payments are to be paid in cash as additional wages as and when common stock dividends are paid by the Company.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: March 28, 2008	/s/ MICHAEL J. IRWIN
Michael J. Irwin
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)